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                                                                   Exhibit 10(m)
                                TRUST AGREEMENT



   TRUST AGREEMENT made this 14th day of February, 1996, by and between Lockheed Martin Corporation, a corporation organized and existing under the laws of the State of Maryland ("Company") and Bankers Trust Company, a New York banking corporation ("Trustee");

   WHEREAS, Company has adopted the nonqualified deferred compensation plans and other contractual arrangements as listed in Appendix A (hereinafter called the "Plans");

   WHEREAS, Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans;

   WHEREAS, Company wishes to establish a trust (hereinafter called the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plans;

   WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and, to the extent applicable, shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 (hereinafter called "ERISA");

   WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

   NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

   Section 1.    Establishment of Trust.
                 ----------------------

   (a) Company hereby deposits with Trustee in trust the cash and/or property shown on Appendix B, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

   (b) The Trust hereby established shall be irrevocable.

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

   (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

   (d) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and their beneficiaries and Company's general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

   (e) Company shall make additional irrevocable contributions to the Trust of cash or other property acceptable to Trustee pursuant to any applicable terms of the Plans. In addition, Company, in its sole discretion, may at any time, or from time to time, make additional irrevocable contributions of cash or other property acceptable to the Trustee. Such additional contribution shall augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. The Trustee shall have no responsibility or authority in connection with the determination of the amounts to be transferred to it from time to time as contributions of the Company, nor shall it have any authority on behalf of the Trust or any participant to bring any action or proceeding to enforce the collection of any such amount.

   (f) Upon a Change of Control of Company as to anywith respect to a Plan (as Change of Control is defined by suchthe applicable Plan), (1)
Company shall, as soon as possible, but in no event later than two business days preceding the date payment of benefits is due under such Plan due to the Change of Control, make an irrevocable contribution to the Trust of cash or other property acceptable to Trustee that is sufficient, when added to the then principal of the Trust and after consideration of benefits to be paid pursuant to the other Plans, to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries are entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred, and
(2) Company or Recordkeeper (as defined in Section 2(a) below) shall deliver to Trustee a Payment Schedule (as defined in Section 2(a) below) for the Plan indicating the benefits which have accrued as of the Change in Control or become payable due to the Change in Control.

   Section 2.    Payments to Plan Participants and Their Beneficiaries.
                 -----------------------------------------------------

   (a) The Company may designate another party (a "Recordkeeper"), which may be the Trustee, to perform recordkeeping and other ministerial duties for each
Plan (including but not limited to calculating the amount of benefits payable
under a Plan to a participant), as indicated on Appendix A.   From time to
time Company or the Recordkeeper shall deliver to Trustee a schedule or schedules (each, a "Payment Schedule") that indicates the amounts payable and applicable withholding taxes in respect of each Plan participant (and his or her beneficiaries), or that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans),

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and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. Trustee shall deduct from any such payments any withholding taxes indicated on the Payment Schedule and shall be responsible for payment and reporting of such withholding taxes to the appropriate taxing authorities.

   (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under a Plan shall be determined by Company or such party as it shall designate as Recordkeeper under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.
The Trustee shall have no duty to determine any person's payment rights or other entitlements under a Plan unless the Trustee has been designated the Recordkeeper for that Plan and as such has agreed to undertake such determinations.

   (c)  Company may make payment of some or all benefits directly to
Plan participants or their beneficiaries as they become due under the terms of the Plans. Company shall be responsible for the payment and reporting of any applicable withholding taxes to the appropriate taxing authorities in connection
with such payments.    Company shall notify Trustee of its decision to make
payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. If any payments under a Plan are made directly by Company to the Participants, the Trustee shall, at the written request of Company, use the assets of the Trust, to the extent they are sufficient, to reimburse Company for such payments and for any tax withholding payments made by Company with respect thereto. The Trustee may rely upon and shall be fully protected in acting upon such directions.

   (d) In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, as reflected on a Payment Schedule, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings of the Trust are not sufficient to make any such payments.

   (e) Notwithstanding anything contained in this Section 2 to the contrary, Company may designate another party (a "Paying Agent"), which may be a Recordkeeper other than the Trustee, for each Plan, as indicated in Appendix A, to pay benefits to participants and beneficiaries under that Plan. Accordingly, from time to time, Company or a Recordkeeper shall may deliver to Trustee a Payment Schedule with instructions to pay the amounts described therein to the appropriate Paying Agent(s). Except as otherwise provided herein, Trustee shall make payments to the Paying Agent(s) in accordance with such Payment Schedule and such instructions, which Payment Schedule and instructions shall provide whether (1) Trustee shall pay to the Paying Agent the gross amount payable to Plan participants and beneficiaries, with the Paying Agent responsible for withholding any applicable withholding taxes and reporting and remitting such withholding taxes to the appropriate taxing authorities or (2) Trustee shall pay to the Paying Agent the amount of benefits net of withholding taxes (as set forth in the Payment Schedule), with Trustee responsible for reporting and remitting the applicable withholding taxes to the appropriate taxing authorities. The provisions of

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Section 2(a) shall apply to benefits payable under a Plan at any time that there is no designated Paying Agent for such Plan.

   (f) If a Participant elects pursuant to the terms of a Plan to release the Company in whole or in part from its liability to provide benefits to the Participant under that Plan (the "First Plan") in exchange for the Company's agreement to provide benefits to the Participant under a plan that is not listed in Appendix A (the "Second Plan"), the Company may direct the Trustee to pay an amount equal to the value of the reduction in the Participant's benefits under the First Plan to an irrevocable trust established by the Company in connection with the Second Plan. Similarly, if a Participant elects pursuant to the terms of a Plan to have the Company's liability to the Participant under that Plan discharged through an assumption of that liability by another person, the Company may direct the Trustee to pay an amount equal to the value of the Participant's benefits under the Plan to such other person (or that person's designee) in connection with such assumption of liability. The Trustee shall be under no duty or obligation to question or to verify any such direction of the Company and shall be fully protected in acting in accordance with such direction.


      Section 3.  Trustee Responsibility Regarding Payments to Trust
                  --------------------------------------------------
Beneficiary When Company Is Insolvent.
-------------------------------------

   (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries or the Paying Agent(s) if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

   (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

   (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries or the Paying Agent(s).

   (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

   (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries or the Paying Agent(s) and shall hold the assets of the Trust for the benefit of Company's general

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creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plans or otherwise.

   (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries or the Paying Agent(s) in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

   (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3 (b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans, or the Paying Agent(s) pursuant to the Payment Schedule, for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries or the Paying Agent(s) by Company in lieu of the payments provided for hereunder during any such period of discontinuance.


   Section 4.    Payments to Company.
                 -------------------

   Except as provided in Section 2 or Section 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.

   Section 5.    Investment Authority.
                 --------------------

   (a) Trustee shall have full investment authority with respect to the Trust assets, subject to the right of Company to (i) designate in writing investment policy guidelines ("Investment Policy") with respect to Trust assets which Investment Policy may be amended from time to time in Company's sole discretion, and (ii) to designate in accordance with paragraph (e) below an Investment Manager with authority to direct Trustee in the investment of all or part of the assets of the Trust. Notwithstanding anything in this Agreement to the contrary, the Trustee shall have no responsibility with respect to the formulation of any funding, investment, or diversification policy embodied in the Investment
Policy. Subject to any such Investment Policy or Investment Manager directions, Trustee may invest and reinvest in and acquire by purchase, exchange or otherwise property of any character whatsoever, foreign or domestic, or interests or participations therein. If such investments are otherwise permitted by the Investment Policy, Trustee shall have the power to invest in (1) common or collective trust funds advised or managed by Trustee or an affiliate of Trustee, and and (2) shares of or interests in any mutual fund or any investment company for which Trustee or an affiliate of Trustee performs investment advisory, custody, distribution, management or other services. Company recognizes that allocation by Trustee of Trust assets among such funds or companies may affect the compensation of Trustee or such affiliate with respect to such funds or companies. Trustee's compensation as provided for in Section 9 hereof shall not be reduced by the compensation, if any, with respect to such funds or
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companies received by Trustee or such affiliate. Company specifically waives any rule of undivided loyalty or any other conflict of interest with respect to such investment.

   (b) Subject to the Investment Policy, to the extent assets of the Trust are invested in common stock of the Company ("Company Stock"), the Trustee shall have no obligation to diversify the investments in the Trust and shall not be subject to any rule of applicable law which might otherwise make necessary, require or in any way deem appropriate diversification of investments in the Trust, all such rules being hereby expressly waived.

   (c) Subject to the Investment Policy, Trustee is authorized to exercise from time to time in its sole discretion the following powers in respect of any property of the Trust, it being intended that these powers be construed in the broadest possible manner:

   (1) Power to sell at public or private sale for cash and upon such terms and conditions as it shall deem proper. No purchaser shall be bound to see to or be liable for the application of the proceeds of any such sale.

   (2) Power to exchange any securities or property held by it for other securities or property, or partly for such securities or property and partly for cash, and to exercise conversion, subscription, option and similar rights with respect to any securities held by it, and to make payments in connection therewith.

   (3) Power to vote in person or by proxy at corporate or other meetings and to participate in or consent to any voting trust, reorganization, dissolution, merger or other action affecting any securities in its possession or the issuers thereof, and to make payments in connection therewith.

   (4) Power to compromise and adjust all debts or claims due to or made against it.

   (5) In the acquisition, disposition and management of investments for or under the trust, power to acquire and hold any securities or other property even though Trustee in its individual or any other capacity, shall have invested or may thereafter invest its or their own or other funds in the same securities or related property or related securities or other property the interest, principal or other avails of which may be payable at different rates or different times or may have a different rank or priority; and to acquire and hold any securities or other property even though in connection therewith Trustee, in its individual or any other capacity, may receive compensation reasonably and customarily due in the course of its or their regular activities.

   (6) Power to acquire, hold or dispose of property in its name without designation of fiduciary capacity, or in the name of its nominee, to deposit any property with any custodian, or in a depository, clearing corporation or any central system for handling of investments, or any nominee thereof.

   (7) Power to employ from time to time counsel and suitable agents, including custodians, accountants, brokers and appraisers, including any affiliate of Trustee.

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

   (8) Power to do all acts which it may deem necessary or proper and to exercise any and all powers of Trustee under this Trust Agreement under such terms and conditions as it may deem to be for the best interest of the Trust.

   (9) Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All securities of Company held by the Trust shall be voted by Trustee in its sole discretion and all other rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

   (d) Notwithstanding anything contained herein to the contrary, Company shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a non-fiduciary capacity without the approval or consent of any person acting in a fiduciary capacity.

   (e) (1) Notwithstanding anything contained herein to the contrary, at any time, Company may, by a writing delivered to Trustee, delegate investment authority, management and control of Trust assets (including securities issued by Company) to one or more Investment Managers (as defined in section 5(e)(4) below) appointed by Company. Where Company has specifically delegated investment authority, management and control of Trust assets, Trustee shall continue to be the sole custodian of the Trust assets but shall not be the fiduciary with respect to the investment, management and control of the Trust assets and shall exercise the investment, management and control of such assets subject to the direction by any Investment Manager appointed by Company, and in such case such Investment Manager shall be the fiduciary with respect to the investment, management and control of such assets. The appointment, selection and retention of any Investment Manager shall be solely the responsibility of Company. Trustee is authorized and entitled to rely upon the fact that said Investment Manager is authorized to direct the investment and management of the assets of the Trust until such time as Company shall notify Trustee in writing that another Investment Manager has been appointed in the place and stead of the Investment Manager named or, in the alternative, that the Investment Manager named has been removed and the responsibility for the investment and management of the Trust assets has been transferred back to Trustee, as the case may be.

   (2) Trustee shall not be liable nor responsible for losses or unfavorable results arising from Trustee's compliance with any directions of an Investment Manager appointed by Company which are made in accordance with the terms of the Trust. Trustee shall be under no duty to question any directions of the Investment Manager nor to review any securities or other property of the Trust constituting assets thereof with respect to which an Investment Manager has investment responsibility, nor to make any suggestions to such Investment Manager in connection therewith. Trustee shall, as promptly as possible, comply with any written directions given by an Investment Manager. Notwithstanding any other provisions of this Trust, however, Trustee, in its sole discretion, may refuse to comply with any directions which Trustee deems to be improper or contrary to the provisions of the Trust and any applicable federal or state statutes. Trustee shall not be liable for the making or retention of any investment

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

pursuant to such investment directions or for its failure to invest any or all of the Trust funds in the absence of such written directions.

   (3) All directions concerning investments made by the Investment Manager shall be signed by such person or persons, acting on behalf of the Investment Manager as may be duly authorized in writing pursuant to this Trust; provided, however that the transmission to Trustee of such directions by photostatic teletransmission with duplicate or facsimile signature or signatures shall be considered a delivery in writing of the aforesaid directions until Trustee is notified in writing by Company that the use of such devices with duplicate or facsimile signatures is no longer authorized. Trustee shall be authorized to accept telephonic directions provided that such directions are promptly confirmed to Trustee in writing.

   (4) For purposes of this Trust Agreement, "Investment Manager" shall mean a fiduciary (i) who (A) is registered as an investment adviser under the Investment Advisers Act of 1940, (B) is a bank, as defined in the Investment Advisers Act of 1940 or (C) is an insurance company qualified to perform investment advisory services under the laws of more than one state, and (ii) who has agreed to abide by written investment policy guidelines established by Company with respect to the Trust assets to be managed by such Investment Manager.

   Section 6.    Disposition of Income.
                 ---------------------

   During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested and added to principal.

   Section 7.    Accounting by Trustee.
                 ---------------------

   Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 90 days following the close of each calendar quarter and within 90 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such quarter or during the period from the close of the last preceding quarter to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such quarter or as of the date of such removal or resignation, as the case may be.

   The Company may approve such account by an instrument in writing delivered to Trustee. In the absence of Company's filing with Trustee objections to any such account within one hundred eighty (180) days after its receipt, Company shall be deemed to have so approved such account. In such case, or upon the written approval by Company of any such account, Trustee shall, to the extent permitted by applicable law, be discharged from all liability to Company for its acts or failures to act described by such account, and Company shall thereafter reimburse, indemnify (as provided in

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Section 8(b) hereof) and hold harmless Trustee, individually and as Trustee, of, from and against any and all expenses, losses, damages, liabilities, demands, charges and claims of any kind or nature whatsoever in respect of its acts, omissions, transactions, duties, obligations or responsibilities as Trustee during the period covered by such account. The foregoing, however, shall not preclude the Trustee from having its account settled by a court of competent jurisdiction. Company shall not be liable to any person for approving, disapproving or failing to approve any statement of account rendered by Trustee.

   Section 8.    Responsibility of Trustee.
                 -------------------------

   (a) Trustee shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that prudent persons acting in a like fiduciary capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims to accomplish the purposes of the Trust as determined from the Trust instrument; provided that nothing in this Section shall be construed to impose responsibility upon the Trustee with respect to (i) Company Stock, other than to invest and retain such Company Stock in accordance with the terms of this Agreement and the Investment Policy or (ii) transactions effected, or assets managed, by an Investment Manager other than as provided in this Agreement.

   Similarly, when investing, reinvesting, purchasing, acquiring, exchanging, selling, and managing Trust property, the Trustee shall act in accordance with the Investment Policy and with the care, skill, prudence, and diligence under the circumstances then prevailing, including, but not limited to, the general economic conditions and the anticipated needs of the Trust and its beneficiaries, that prudent persons acting in a like fiduciary capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims to accomplish the purposes of the Trust as determined from the Investment Policy and Trust instrument. In the course of administering the Trust pursuant to this standard, individual investments shall be considered as part of an overall investment strategy.

   (b) Unless the Trustee has been appointed Recordkeeper for a Plan, Trustee shall have no duty to make an independent investigation as to any matters relating to any Plan, and shall be entitled to rely on the determinations of the Company and the applicable Recordkeeper as to all such matters. Company shall notify Trustee in writing of the occurrence of a Change in Control as to any Plan. Trustee may rely on such written notice and Company's determination shall be binding upon Trustee and the Plan participants and their beneficiaries.

   Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company, an Investment Manager, Paying Agent, or Recordkeeper (other than the Trustee) which is contemplated by, and in conformity with, the terms of the Plans or this Trust Agreement. Except as otherwise provided in this Trust Agreement, the Trustee may act upon any instruction, whether written, oral, telephonic, cable or telex, which purports to have come from Company, an Investment Manager, Paying Agent, or Recordkeeper (other than the Trustee) or its designees, without responsibility for errors in delivery, transmission or receipt provided that the Trustee in good faith has determined that there is no reason to believe that such instruction, on its face, is invalid.

   Trustee is authorized, but not required, to take any action it believes appropriate if it is unable in due time to obtain instructions from Company or if such action is determined by it to be required by law.

   In the event of a dispute between Company and any party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

   (c) Company hereby indemnifies Trustee against losses, liabilities, claims, costs and expenses in connection with the administration of the Trust, unless resulting from the negligence or willful misconduct of Trustee. If Trustee defends any litigation arising in connection with this Trust, or, at the direction of Company, undertakes litigation, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments.

   (d) Without limiting the authorities granted under Section 5, Trustee may employ and consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder and may employ agents, including accountants and other professionals, to assist it in performing any of its duties or obligations hereunder and Company shall pay the reasonable costs of any counsel or agent so employed (excluding any employees of Trustee).

   (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

   (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

   Section 9.    Compensation and Expenses of Trustee.
                 ------------------------------------

   The Trustee's compensation shall be as agreed in writing from time to time by Company and Trustee. Company shall pay all administrative and Trustee's fees and expenses. If Company does not pay any fees, expenses, liabilities or costs payable by Company under the terms of this Trust Agreement in a reasonably timely manner, after 15 days advance written notice to Company and verbal discussions with Company, Trustee may obtain payment from the Trust if such amount still is unpaid at that time.

   Section 10.   Resignation and Removal of Trustee.
                 ----------------------------------

   (a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

   (b) Trustee may be removed by Company on 60 days' written notice or upon shorter notice accepted by Trustee.

   (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets of the Trust shall subsequently be transferred to the successor Trustee. Such transfer shall be completed within 60 days after receipt of written notice of such resignation, removal or transfer, unless Company extends the time limit; provided that Trustee shall not be required to effect such transfer until it has been released as provided in Section 7 hereof.

   (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this section. If no such appointment has been timely made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.


   Section 11.   Appointment of Successor.
                 ------------------------

   If Trustee resigns or is removed in accordance with Section 10(a) or
(b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. Subject to the provisions of Section 10(c), the former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.


   Section 12.   Amendment or Termination.
                 ------------------------

   (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall (1) conflict with the terms of the Plans, (2) give Plan participants any greater rights in Trust assets than rights as general creditors, (3) allow Company to borrow funds from the Trust, (4) make the Trust revocable, or (5) amend this
Section 12(a).

   (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Notwithstanding the foregoing, the Trust shall terminate upon the earlier of (1) the exhaustion of the assets of the Trust or (2) the exhaustion of all appeals of (or the earlier expiration of the time to appeal) a final determination of a court of competent jurisdiction that the Trust is not or has ceased to be a grantor trust as described in

Section 1(c) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

   (c) Upon receipt by Company of written approval by all participants or beneficiaries with accrued benefits, whether or not vested, under the Plans, Company may terminate this Trust in its entirety prior to the time all benefit payments under the Plans have been made upon written notice to Trustee. All assets in the Trust at termination shall be returned to Company unless Company otherwise directs the Trustee.

   (d) Upon receipt by Company of written approval by all participants or beneficiaries with accrued benefits, whether or not vested, under any Plan, Company may terminate this Trust as to that Plan. Upon such a partial termination of the Trust, all assets of the Trust shall remain in the Trust and be available for payment of benefits under the remaining Plans.

   (e) Section 1(f) of the Trust Agreement may not be amended by Company as to any Plan for five years following a Change in Control as to such Plan as defined herein.

   Section 13.   Miscellaneous.
                 -------------

   (a) Any provision of this Trust Agreement prohibited by law or which would cause the Trust to any extent to fail or cease to be a grantor trust as described in Section 1(c) hereof shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

   (b) The Plans shall be administered by Company and the Recordkeepers.
Unless the Trustee has been appointed the Recordkeeper for a Plan, the Trustee shall be under no duty whatsoever in respect of the administration of the Plans. If the Trustee has been appointed Recordkeeper, it shall be responsible solely for those administrative functions it has expressly undertaken in writing.

   (c) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

   (d) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York.

   (e) This Trust Agreement shall inure to the benefits of, and be binding upon, the parties hereto and their successors and assigns.

   (f) This Trust Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterpart shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

   Section 14.   Effective Date.
                 --------------

   The effective date of this Trust Agreement shall be February 14, 1996.

   IN WITNESS WHEREOF the Company and the Trustee have executed this instrument this 14th day of February, 1996.



                                     LOCKHEED MARTIN CORPORATION


                                     By __________________________
                                        Title:


                                     Address for notice:
                                     6801 Rockledge Drive
                                     Bethesda, Maryland  20817
                                     Attention: Vice President & Treasurer


                                     BANKERS TRUST COMPANY



                                     By ___________________________
                                        Title:


                                     By ____________________________
                                        Title:


                                     280 Park Avenue
                                     33 West
                                     New York, New York  10017
                                     Attention:  Global Retirement Securities
                                                 and Services

                                   APPENDIX A
                                   ----------

                           As of February 14th, 1996


                                                           Paying     Investment
Plan or Arrangement                       Recordkeeper     Agent      Manager
-------------------                       ------------     -----      -------


Lockheed Martin Corporation               Bankers Trust    none       none
Deferred Management Incentive Company
Compensation Plan

                                   APPENDIX B
                                   ----------


$24.5 Million Cash

                                   APPENDIX C
                                   ----------

                            As of February 14, 1996

                          INVESTMENT POLICY GUIDELINES


I.  General
    -------

    A. Total return should be sufficient to provide that assets of the Trust will be adequate to meet all obligations as they come due, in accordance with provisions of the underlying benefit plans.

    B. Prudent risk parameters will be maintained, including diversification of investments, consistent with the terms of the Plans that participate in the Trust. Assets of the Trust will be invested in two portfolios as described in Section II below and underlying benefit plans will participate in these two portfolios on an equitable share accounting or plan accounting basis.

    C. Investments will be for the exclusive benefit of the trust participants and beneficiaries.

    D. Turnover will be monitored.


II. Portfolios and Asset Allocation
    -------------------------------

    A. Lockheed Martin Stock Portfolio

       1. Trust assets in the Lockheed Martin Stock Portfolio shall be invested in Lockheed Martin common stock (with a STIF account to be used only as described in 4. below). Dividends on stock in the Lockheed Martin Stock Portfolio are to be reinvested.

       2. In purchasing any securities of Lockheed Martin Corporation on a national securities exchange, the Trustee shall give due regard to the trading volume, if any, of common stock at the time of each purchase and accordingly shall regulate the amount and timing of such purchases so as to minimize the effect on market price fluctuations which may be caused by such purchases.

       3. The Lockheed Martin Stock Portfolio shall not have a designated liquidity reserve. All liquidity needs of the participating plans shall be met through Trust assets that are designated as the Liquidity Portion of the Balanced Portfolio.

       4. The STIF component in the Lockheed Martin Stock Portfolio will be used only to collect contributions, to hold funds pending distribution to participants, and to collect dividends on Lockheed Martin stock before reinvestment. The STIF investments of the Lockheed Martin Stock Portfolio shall reflect the guidelines for the Liquidity Portion of the Balanced Portfolio, described in Section B.3., below.

    B. Balanced Portfolio

       1. Trust assets not included in the Liquidity Portion (see below) of the Balanced Portfolio shall be deemed to constitute the General Portion of the Balanced Portfolio and shall be invested in accordance with a "balanced" mandate, as follows:

              a) Asset allocation target shall generally be 35% US equity securities and 65% fixed income securities, and

              b) Investment Manager (or Trustee, if an Investment Manager has not been appointed) may, at its discretion, invest 25%-45% of assets in US equity securities and 55%-75% of assets in fixed income securities

       2. Investment in fixed income securities with maturities greater than one year shall reflect at all times an average credit rating of "A" or better by Standard & Poor's Corporation ("S&P") or A2 or better by Moody's Investors Service, Inc. ("Moody's"). There shall be a maximum 20% investment in securities rated between BBB+ and BB- as rated by S&P, or between Baa1 and Ba3 as rated by Moody's. In no event will securities rated below BB- by S&P or Ba3 by Moody's be used. The short term investments of the Balanced Portfolio shall reflect the guidelines for the Liquidity Portion of the Balanced Portfolio, described in Section B.3 below.

       3. The Liquidity Portion shall consist of high quality, short term, readily marketable securities such as certificates of deposit, U.S. Treasury bills, commercial paper, bankers acceptances, or other instruments rated either A1 or higher by S&P or P-1 or higher by Moody's, and maturing less than 12 months from date of purchase.

          The Liquidity Portion shall be the primary source of funds for ongoing payments made to participating plan beneficiaries, and shall at all times be maintained in an amount at least equal to the lesser of:
                                                                ----------

              a)  10% of total Trust market value, or
              b)  $5 million

       4. Appropriate collective, commingled, or mutual funds may be used if authorized for use in writing by Lockheed Martin Corporation, prior to such use.

III.  Investment Performance
      ----------------------

    A. Primary measurement will be time-weighted rate of return on market value, measured from beginning market value of a unit of assets held continuously for the entire time period measured. This rate provides a standard for comparing the performance of different funds in which the size and timing of contributions and payouts could vary considerably. Consequently, the time-weighted rate of return is a mathematical measure that eliminates the effects of fund cash flows. (The "time-weighted" rate of return on market value would be the same as the "internal" rate of return on market value if there were no payouts or contributions during the period measured).

    B. Secondary measurement will be internal or dollar-weighted rate of return on market value. The internal rate of return on market value, measured from a beginning market value, is a total rate of return that gives full weight to the size and timing of cash flows over the period measured. (The internal rate of return on market value is the true rate of return of an asset pool).

    C. Performance will be calculated on both a time-weighted and dollar-weighted basis, on the five following portions of the Trust assets:

       1. Lockheed Martin Stock Portfolio

       2. Liquidity Portion of Balanced Portfolio

       3. General Portion of Balanced Portfolio

       4. Total Balanced Portfolio

       5. Total Trust Account

    D. Funds will be monitored over various time periods. Most significant will be performance over complete market cycles.

    E. Performance will be measured against similar funds as well as against various market indices.

    F. Due to the uncertainty of the timing and magnitude of initial cash flows to the Trust, measurement of performance against benchmarks will not commence until January 1, 1997.

IV. Restrictions
    ------------

    A. Except as provided in the Trust, prospectus, or similar offering document of any collective, commingled or mutual fund approved by Lockheed Martin in advance as required by Section II.B.4, or unless otherwise approved by Lockheed Martin Corporation in advance in writing, there will be no investment in:

       1. Commodities or commodity-linked derivatives.

       2. Short Sales.

       3. Real Estate, except Real Estate Investment Trusts listed on the New York Stock Exchange.

       4. Letter or restricted stock.

       5. Futures, options, forwards, or other derivative instruments such as swaps, swaptions, and debt instruments embedding any of the foregoing, but excluding US Treasury strips and GNMA, FNMA, and FHLMC passthroughs.

       6. Mortgage, pledge, loan or encumbrance of any asset, including securities lending.

       7. Equity or fixed income private placements, including Section 144(a) securities.

       8. Non-dollar fixed income securities, except for Yankee bonds and other sovereign fixed income securities denominated in U.S. dollars.

    B. Unless approved by Lockheed Martin Corporation in advance in writing, there will be no investment:

       1. Of more than 6% of the book value of the Balanced Portfolio in any one issuer (this excludes U.S. Treasury or U.S. agency securities).

    C. Unless approved by Lockheed Martin Corporation in advance in writing, there will be no purchases or sales or carrying securities on margin or any other leverage.


 V. Benchmarks
    ----------

    A. Performance Benchmark -- Lockheed Martin Stock Portfolio

       1. Trust assets in the Lockheed Martin Stock Portfolio shall be assigned a benchmark equal to the return on Lockheed Martin common stock with dividends reinvested. There will be no separate benchmark for the cash component of this Portfolio.

    B. Balanced Portfolio

       1. Trust assets in the General Portion of the Balanced Portfolio shall be assigned a benchmark equal to the return of an asset pool invested 35% in the S&P 500 index, and 65% in the Lehman Brothers Aggregate index. This benchmark will be rebalanced annually at the beginning of each calendar year.

       2. Trust assets in the Liquidity Portion of the Balanced Portfolio shall be assigned a benchmark equal to the return of an asset pool invested in the US Treasury Bill index.


VI. Communications
    --------------

    A. Changes to this investment policy statement may be made at the discretion of Lockheed Martin Corporation. Any such changes shall be promptly transmitted to the Trustee and the Investment Manager.

    B. Meetings between the Trustee, the Investment Manager, and Lockheed Martin Corporation shall be held at least annually unless otherwise determined by Lockheed Martin. Other formal and/or informal meetings may be arranged when desirable or convenient.